                                    [Graphic]

                          GOLDSTEIN GOLUB KESSLER LLP
                  Certified Public Accountants and Consultants

                    ---------------------------------------

                                   [Graphic]


INDEPENDENT AUDITOR'S CONSENT

To the Board of Directors
PICK Communications, Inc.

We hereby consent to the use in the Prospectus constituting part of the Registration Statement on Form S-1 of our report dated March 5, 1999, except for portions of Notes 13 and 17 as to which the date is March 26, 1999 and Notes 6 and 16 as to which the date is April 28, 1999, and except for the last two paragraphs of Note 17 as to which the dates are June 23, 1999 and July 23, 1999 on the financial statements of PICK Communications, Inc. as of December 31, 1998, which appear in such Prospectus. We also consent to the reference to our Firm under the captions "Experts" and "Selected Financial Data" in such Prospectus.


GOLDSTEIN GOLUB KESSLER LLP
New York, New York

November 5, 1999





Ref:TT91103A/jg(LLP)



         1185 Avenue of the Americas  Suite 500  New York, NY 10036-2602
                 TEL 212 372 1800 FAX 212 372 1801 www.ggk.com

                  NEXIA INTERNATIONAL IS A WORLDWIDE NETWORK OF
                   INDEPENDENT ACCOUNTING AND CONSULTING FIRMS